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      EXHIBIT 3.3 - CERTIFICATE OF AMENDMENT TO FOURTH RESTATED CERTIFICATE
                                OF INCORPORATION



             CERTIFICATE OF AMENDMENT TO FOURTH RESTATED CERTIFICATE
                   OF INCORPORATION OF SALESLOGIX CORPORATION
                             A DELAWARE CORPORATION

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, SALESLOGIX CORPORATION, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

      1. The name of the corporation is SALESLOGIX CORPORATION, the same name under which the corporation was originally incorporated. The date the corporation filed its original Certificate of Incorporation with the Secretary of State was September 29, 1995.

      2. The Fourth Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on June 4, 1998, and was amended pursuant to a Certificate of Amendment to Fourth Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on December 23, 1998 (collectively, the "Fourth Restated Certificate").

      3. This Certificate of Amendment was duly adopted and approved by written consent of the stockholders of the corporation entitled to vote thereon, and written notice of the action taken was provided to all non-consenting stockholders, in accordance with the provisions of the Fourth Restated Certificate, and Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      4. The text of the Fourth Restated Certificate is hereby ratified and approved in its entirety, and is further amended as follows:

            FIRST: Paragraph B of Article IV of the Fourth Restated Certificate is hereby amended by adding the following paragraph, to be inserted after the end of the first paragraph of such Paragraph B of Article IV:

                  On the effective date of this Certificate of Amendment (the
            "Effective Date"), the outstanding shares of the Class A Common Stock and the Class B Common Stock of the corporation will, by virtue of this amendment, be automatically reverse split on a two-for-three basis so that each three shares of Class A Common Stock and Class B Common Stock issued and outstanding immediately before the Effective Date shall automatically be converted into and reconstituted as two shares of Class A Common Stock or Class B Common Stock, as applicable (the "Reverse Split"). No fractional shares will be issued as a result of the Reverse Split, but in lieu thereof, each stockholder whose shares of Class A Common Stock or Class B Common Stock are not evenly divisible by one and one-half (1.5) will receive one additional share of Class A Common Stock or Class B
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            Common Stock, as applicable, for the fractional share that such stockholder would otherwise be entitled to as a result of the Reverse Split.

            SECOND: The first sentence of Paragraph C.4.b of Article IV of the Fourth Restated Certificate is hereby deleted and replaced in its entirety with the following:

            Upon issuance of the Series A, C and E Preferred Stock and for so long as shares of Series A, C and E Preferred Stock are outstanding, the authorized number of directors of this Corporation shall be eight, and notwithstanding Section 4(a) above, the holders of Series A and C Preferred Stock voting together as a separate class, shall be entitled to elect two (2) directors of the corporation; the holders of Series E Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation; the holders of Series B Preferred Stock and Common Stock voting together on an as converted basis, shall be entitled to elect two (2) directors of the corporation; and the holders of Series A and B Preferred Stock and Common Stock voting together on an as converted basis, shall be entitled to elect three (3) directors of the corporation.

            THIRD: Paragraph B of Article V of the Fourth Restated Certificate is hereby deleted in its entirety and Paragraph C of such Article V is hereby renumbered by be denominated as Paragraph B.

            FOURTH:  Article XI is hereby adopted in its entirety as follows:

                                   ARTICLE XI

            A. Right to Indemnification. Subject to the terms and conditions of this Article 11, each officer or director of the corporation who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in this Article 11 with respect to proceedings


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      to enforce rights to indemnification, the corporation will indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article 11 will include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the law requires, an advancement of expenses incurred by an indemnitee will be made only upon delivery to the corporation of an undertaking in the form then required by the law (if any), by or on behalf of such indemnitee, with respect to the repayment of amounts so advanced (hereinafter an "undertaking").

            B. Right of Indemnitee to Bring Suit. If a claim from an indemnitee under Article 11(A) is not paid in full by the corporation within sixty
      (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period will be twenty (20) days, the indemnitee may at any time thereafter bring a lawsuit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such lawsuit or in a lawsuit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will be entitled to be paid also the expenses of prosecuting or defending such lawsuit. In (i) any lawsuit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a lawsuit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any lawsuit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation will be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such lawsuit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, will create a presumption that the indemnitee has not met the applicable standard or conduct or, in the case of such a lawsuit brought by the indemnitee, be a defense to such lawsuit. In any lawsuit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise will be on the corporation.

            C. Specific Limitations on Indemnification. Notwithstanding anything in this Article 11 to the contrary, the corporation will not be obligated to make any payment to any indemnitee with respect to any proceeding (i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the corporation or an affiliate thereof otherwise than pursuant to this Article, (ii) for any expense, liability or loss in connection with a proceeding settled without the corporation's


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      written consent, which consent, however, must not be unreasonably withheld, (iii) for an accounting of profits made from the purchase or sale by the indemnitee of securities of the corporation within the meaning of Article 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law, or (iv) where prohibited by applicable law.

            D. Contract. The provisions of this Article 11 are a contract between the corporation and each director and officer who serves in such capacity at any time while such Article 11 is in effect, and any repeal or modification of this Article 11 will not affect any rights or obligations then existing with respect to any state of facts existing during or before such repeal or modification or any action, lawsuit or proceeding brought before or after such repeal or modification based in whole or in part upon any such state of facts.

            E. Partial Indemnity. If the indemnitee is entitled under any provision of this Article 11 to indemnification by the corporation for some or a portion of the expenses, liabilities or losses incurred in connection with an action, lawsuit or proceeding but not, however, for all of the total amount thereof, the corporation will nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding any other provision of this Article 11, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to an action, lawsuit or proceeding or in defense of any issue or matter therein, including dismissal without prejudice, the indemnitee will be indemnified against all loss, expense and liability incurred in connection with the portion of the action, lawsuit or proceeding with respect to which the indemnitee was successful on the merits or otherwise.

            F. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 11 will not be exclusive of any other right which any person may have or acquire in the future under any statute, the Certificate of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

            G. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the law.

            H. Indemnification of Employees and Agents of the corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article 11 with respect to the indemnification and advancement of expenses of directors and officers of the corporation, or to such lesser extent as may be determined by the Board of Directors.


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            I. Notice by Indemnitee and Defense of Claim. The indemnitee must promptly notify the corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative. The omission so to notify the corporation will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the corporation's rights. If such omission does prejudice the corporation's rights, the corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the corporation from any liability which it may have to the indemnitee otherwise than under this Article 11. With respect to any actions, lawsuits or proceedings as to which the indemnitee notifies the corporation of the commencement thereof:

                  (i) The corporation will be entitled to participate therein at its own expense; and

                  (ii) The corporation will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee; provided, however, that the corporation will not be entitled to assume the defense of any proceeding (and this Article 11(I) will be inapplicable to such proceeding) if the indemnitee will have concluded reasonably that there may be a conflict of interest between the corporation and the indemnitee with respect to such action, lawsuit or proceeding. After notice from the corporation to the indemnitee of its election to assume the defense thereof, the corporation will not be liable to the indemnitee under this Article 11 for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The indemnitee will have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof will be at the expense of the indemnitee unless:

                        (a) The employment of counsel by the indemnitee has been
                  authorized by the corporation in writing; or

                        (b) The corporation has not employed counsel to assume
                  the defense in such proceeding within a reasonable period of time after giving the indemnitee notice of its assumption of the defense or has not assumed such defense and be acting in connection therewith with reasonable diligence;

                  in each of which cases the fees and expenses of such counsel shall be at the expense of the corporation.

                  (iii) The corporation will not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the


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            indemnitee's written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.



      IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment to Certificate of Incorporation as of the 23 day of March, 1999.


                                          /s/  Gary Acord
                                          --------------------------------
                                          Gary Acord, Secretary



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